Scientific Games Reports Fourth Quarter and Full Year 2017 Results

Growth Achieved across Gaming, Lottery and Interactive Businesses

Recent Refinancing Transactions Lowered Cash Interest Costs and Extended Debt Maturities

LAS VEGAS, Feb. 28, 2018 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company"), today reported results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017 Financial Highlights:

  Fourth quarter revenue rose 9 percent to $823.0 million, up from $752.2 million in the year ago period. Growth was achieved in all three business segments: Gaming segment revenue increased 7 percent to a quarterly record $492.5 million, driven by global shipments of 10,249 new gaming machines; Lottery segment revenue rose 9 percent to $217.2 million led by a quarterly record level of instant games revenue; and the Interactive segment generated ongoing strong revenue growth of 24 percent to $113.3 million. Foreign exchange had a $10.3 million favorable impact on revenue.
  Operating income in the fourth quarter increased to $97.2 million from an operating loss of $12.3 million a year ago, reflecting revenue growth, a more profitable revenue mix, more effective business processes and lower depreciation and amortization. The prior year operating loss included the impact of a $69.0 million non-cash goodwill impairment charge. Net loss declined to $43.1 million from $110.8 million in the prior-year period, reflecting the improvement in operating income and a $14.8 million decrease in interest expense. The improvement was partially offset by a $62.1 million decline in income tax benefit.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure defined below, increased 11 percent to $324.5 million from $293.5 million a year ago, primarily driven by higher revenue, a more profitable revenue mix and more effective business processes. AEBITDA margin, a non-GAAP financial measure defined below, improved to 39.4 percent from 39.0 percent a year ago.
  Net cash provided by operating activities increased $41.9 million to $118.1 million from a year ago, partially reflecting a favorable change in working capital accounts of $12.2 million and a $26.5 million increase in net earnings adjusted for non-cash adjustments and other items.
  Additionally, the Company recently completed refinancing transactions that will result in an approximate $69 million reduction in annualized cash interest costs at current interest rates and extended a portion of its debt maturities.

Full Year 2017 Financial Highlights:

  Revenue increased 7 percent, or $200.2 million, year over year to $3,083.6 million.
  Operating income was $393.1 million compared to $130.6 million in the prior year, which included the $69.0 million goodwill impairment. Net loss was $242.3 million compared with a net loss of $353.7 million a year ago, reflecting the improvement in operating income and a $51.7 million decrease in interest expense. These improvements were partially offset by a $38.1 million loss on debt financing transactions and a $139.5 million decline in the income tax provision primarily related to a valuation allowance recorded against certain domestic deferred tax assets. The 2016 net loss included a $25.2 million gain on debt financing transactions.
  AEBITDA, a non-GAAP financial measure as defined below, increased 11 percent to $1,224.9 million compared with $1,103.6 million in the prior year.
  Net cash from operating activities increased to $507.1 million compared with $419.0 million in the prior year. Free cash flow, a non-GAAP financial measure as defined below, rose to $179.5 million from $120.0 million in the prior year.

"Our results in the fourth quarter 2017 reflect the improvements achieved in revenue, operating income and AEBITDA growth by each of our business segments," said Kevin Sheehan, CEO and President of Scientific Games. "For 2018, we believe the Company is well positioned to continue to grow and build on the success attained in the past year."

Michael Quartieri, Chief Financial Officer of Scientific Games, said, "Our improved performance and strong future prospects enabled us to successfully refinance a portion of our capital structure in 2017 and 2018 that significantly lowers our cost of capital and increases future cash flow. We believe there is potential to achieve further improvements in 2018 and beyond, and we remain committed to our path of deleveraging and growing our business."

SUMMARY CONSOLIDATED RESULTS
($ in millions)	Three Months Ended December 31,
	2017	2016
Revenue	$823.0	$752.2
Operating income (loss)	97.2	(12.3)
Net loss before income taxes	(47.5)	(177.3)
Net loss(1)	(43.1)	(110.8)
Net cash provided by operating activities	118.1	76.2
Capital expenditures	79.6	58.5
Non-GAAP Financial Measures:(2)
AEBITDA	$324.5	$293.5
AEBITDA margin	39.4%	39.0%
Free cash flow	$9.7	$2.1

	As of Dec. 31,	As of Dec. 31,
Balance Sheet Measures:	2017	2016
Cash and cash equivalents(3)	$788.8	$115.1
Principal face value of debt outstanding	8,869.4	8,235.3
Available liquidity(3)	1,009.4	631.6

(1)

The 2017 fourth quarter includes a $62.1 million unfavorable change in the provision for income taxes. Cash income taxes paid in the period were $10.0 million compared with $12.1 million in the prior-year period. Additionally, at December 31, 2017, the Company had gross U.S. federal tax NOL carry forwards of $1.3 billion.

(2)

The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(3)	Includes available cash used for the acquisition of NYX Gaming Group Limited that was completed on January 5, 2018.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

GAMING SEGMENT	Three Months Ended
($ in millions)	December 31,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue by Lines of Business(1)
Gaming operations	$ 169.2	$ 172.6	$ (3.4)	(2.0)%
Gaming machine sales	189.8	169.5	20.3	12.0%
Gaming systems	83.5	63.9	19.6	30.7%
Table products	50.0	54.9	(4.9)	(8.9)%
	$ 492.5	$ 460.9	$ 31.6	6.9%

Operating income	$ 97.6	$ 70.4	$ 27.2	38.6%
AEBITDA(2)	$ 237.8	$ 219.1	$ 18.7	8.5%
AEBITDA margin	48.3%	47.5%

(1)

Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue in the Consolidated Statements of Operations presented below.

(2)

AEBITDA in the 2017 and 2016 fourth quarter periods included $2.3 million and $2.1 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

  Total gaming revenue increased $31.6 million, or 7 percent, compared to the strong results of the year-ago period, inclusive of a $6.3 million favorable foreign exchange impact.
  Operating income improved $27.2 million to $97.6 million. The increase primarily reflected the benefit of higher revenue and lower depreciation and amortization compared to the 2016 fourth quarter.
  AEBITDA increased 9 percent to $237.8 million with an AEBITDA margin of 48.3 percent, compared with 47.5 percent in the prior year period, reflecting the higher revenue and improved business processes.
  Gaming operations revenue declined $3.4 million, or 2 percent, in the fourth quarter 2017, a smaller decline than the preceding third quarter 2017 of 4 percent. The decrease reflected a 2 percent year-over-year decline in the installed base of Wide-Area Progressive ("WAP") and premium participation gaming machines and essentially flat daily average revenue. On a quarterly sequential basis, the installed base of WAP and premium participation units declined 419 units, largely reflecting the impact of an accelerated replacement of older cabinets in the installed base, and the daily average revenue decreased $2.30 per unit, reflecting a typical quarterly sequential seasonal decline associated with the fourth quarter. The installed base of other participation and leased gaming machines declined on a quarterly sequential basis, as the roll-out of more than 1,000 VLTs in Greece was offset by nearly fifteen hundred units being offline in the Caribbean region as a result of hurricane-related effects. The $0.44 decrease in the average daily revenue per unit of other leased and participation units included the impact from lower-yielding Greek VLTs.
  Gaming machine sales revenue increased $20.3 million, or 12 percent, year over year, largely due to a 23-percent increase in shipments of U.S. and Canadian replacement gaming machines that reflects the strong performance of the TwinStar® family of gaming machines, along with continued strong sales of the Pro Wave™ cabinet. The increase in replacement units more than offset the impact from lower global sales related to fewer new casino openings and expansions. The average sales price increased to $16,858 from $16,268 in the prior year, reflecting a more favorable mix of gaming machines. U.S. and Canadian shipments totaled 5,840 gaming machines, including 4,421 replacement units, 884 units for new casino openings and expansions and 535 VGTs for the Illinois market. In the prior-year period, U.S. and Canadian shipments totaled 5,115 units, which comprised 3,604 replacement units, 1,229 units for new casino openings and expansions and 282 VGTs for the Illinois market. Total international shipments increased 290 units, or 7 percent, to 4,409 units, including 208 units for new casino openings, compared with 4,119 units in the prior year, which had included 404 units for new casino openings.
  Gaming systems revenue increased $19.6 million, or 31 percent, to $83.5 million, primarily due to the initial installations of a new system to casinos in the province of Alberta, coupled with increased hardware sales, reflecting shipments of innovative new iVIEW®4 player-interface display units. The rollout of the new system to additional casinos across Alberta is expected to continue throughout 2018, as well as the ongoing deployment of a new system to casinos across Ontario.
  Table products revenue decreased $4.9 million to $50.0 million, reflecting a decline in sales of new shufflers and other table game products from the record sales level a year ago to casinos primarily in international markets, while revenue generated by the installed base of shufflers, proprietary table games and progressives increased by $5.9 million.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

LOTTERY SEGMENT	Three Months Ended
($ in millions)	December 31,		Increase/(Decrease)
	2017	2016	Amount	%
Lottery Revenue
Instant games	$ 151.1	$ 140.5	$ 10.6	7.5%
Services	43.3	41.9	1.4	3.3%
Product sales	22.8	17.3	5.5	31.8%
	$ 217.2	$ 199.7	$ 17.5	8.8%

Operating income (loss)	$ 58.0	$ (26.2)	$ 84.2	NM
AEBITDA(1)	$ 94.6	$ 79.1	$ 15.5	19.6%
AEBITDA margin	43.6%	39.6%

NM = not meaningful
(1)

AEBITDA in the 2017 and 2016 fourth quarter periods included $15.7 million and $11.8 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

  Total lottery revenue increased $17.5 million, or 9 percent, inclusive of a $2.7 million favorable foreign exchange impact compared to the year-ago period.
  Operating income increased $84.2 million, primarily reflecting the benefit from higher revenue and lower depreciation and amortization offset by higher selling, general and administrative expense. Prior year results included a $69.0 million goodwill impairment charge.
  AEBITDA increased 20 percent to $94.6 million compared to $79.1 million in the prior year, with AEBITDA margin improving to 43.6 percent, primarily reflecting the revenue increase and a more profitable revenue mix partially offset by higher selling, general and administrative expense.
  Instant games revenue increased $10.6 million, or 8 percent, led by an $8.8 million, or 10 percent, increase in U.S. revenue, reflecting the success of our instant games in driving retail sales for our lottery customers, particularly with holiday-themed games.
  Services revenue increased $1.4 million, reflecting higher U.S. retail sales of multi-state games compared to the prior year and higher international revenue. During the quarter, the Company signed a new 10-year contract with a five-year renewal option to provide technologies, systems and services to the Kansas Lottery, displacing a competitor.
  Product sales revenue increased $5.5 million compared with the prior year, primarily reflecting higher international software and hardware sales.
  Also during the fourth quarter, as previously announced, our Italian joint venture, Lotterie Nazionali S.r.l. ("LNS"), accepted an extension to continue to manage Italy's Scratch and Win Instant Games concession for up to nine years. Scientific Games owns a 20 percent interest in LNS, the world's largest instant ticket lottery, and will continue to serve as the primary instant game provider for the term of the extension.

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

INTERACTIVE SEGMENT	Three Months Ended
($ in millions)	December 31,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue by Lines of Business
Social gaming - B2C	$ 95.5	$ 74.8	$ 20.7	27.7%
Other interactive - B2B	17.8	16.8	1.0	6.0%
	$ 113.3	$ 91.6	$ 21.7	23.7%

Operating income	$ 15.5	$ 13.7	$ 1.8	13.1%
AEBITDA	$ 26.9	$ 19.7	$ 7.2	36.5%
AEBITDA margin	23.7%	21.5%

  Total interactive revenue grew 24 percent to $113.3 million, primarily reflecting a 28 percent increase in social gaming B2C revenue due to the ongoing popularity of the Jackpot Party® Social Casino and Quick Hit® Slots apps, coupled with the growing success of more recent apps, such as the 88 Fortunes™ app launched in the first quarter of 2017, and the contribution of the Bingo Showdown™ app, acquired in April 2017.
  Operating income increased 13 percent to $15.5 million, primarily reflecting the higher revenue. Selling, general and administrative expense increased primarily due to higher marketing expenses associated with supporting the newest apps.
  AEBITDA rose 37 percent to $26.9 million and AEBITDA margin increased to 23.7 percent, primarily reflecting higher revenue and improved operating leverage, partially offset by increased marketing costs and ongoing development initiatives underlying the rapid growth.

LIQUIDITY

Cash Flows from operating activities	Three Months Ended
	December 31,		Increase/
($ in millions)	2017	2016	Decrease
Net loss	$ (43.1)	$ (110.8)	$ 67.7
Non-cash adjustments included in net loss	169.7	259.6	(89.9)
Non-cash interest expense	3.8	10.1	(6.3)
Changes in deferred income taxes and other	(9.6)	(64.6)	55.0
Distributed earnings from equity investments	12.9	9.7	3.2
Changes in working capital accounts	(15.6)	(27.8)	12.2
Net cash provided by operating activities	$ 118.1	$ 76.2	$ 41.9

  Net cash provided by operating activities increased $41.9 million to $118.1 million, reflecting a $26.5 million increase in incremental net earnings adjusted for non-cash adjustments and other items, a $12.2 million favorable change in various working capital accounts and a $3.2 million increase in distributed earnings from equity investments.
  The change in deferred income taxes and other is primarily a result of the valuation allowance on our deferred taxes, along with an impact of recent tax reform changes.
  Capital expenditures totaled $79.6 million in the fourth quarter 2017, compared with $58.5 million in the prior-year period. For 2018, the Company expects capital expenditures will be within a range of $320-$350 million, based on existing contractual obligations and planned investments.
  During the fourth quarter of 2017, $91.9 million was used to fund the purchase of ordinary shares and other securities of NYX Gaming Group, and $11.8 million was for our initial pro-rata payment for the LNS lottery concession in Italy.
  Subsequent to December 31, 2017, the Company implemented a series of refinancing transactions, including a private offering of an additional $900 million in principal amount of its 5.000% senior secured notes due 2025 at an issue price of 100.0%, €325 million of 3.375% new senior secured notes due 2026 at an issue price of 100.0% and €250 million of 5.500% new senior unsecured notes due 2026 at an issue price of 100.0%, and increased its term loans by $900 million while reducing the applicable interest rate on the term loans to a rate of LIBOR plus 275 basis points with no LIBOR floor. Net proceeds of the financing transactions will be used to redeem all $2.1 billion of the Company's higher cost 7.000% senior secured notes due 2022, prepay a portion of the borrowings under its revolving credit facility, including accrued and unpaid interest thereon, and pay related premiums, fees and other expenses of the transactions. Including the effect of cross-currency interest rate swap arrangements, the net impact of these financing transactions will be to lower the Company's annual cash interest cost by approximately $69 million at current interest rates, while extending maturities of $2.1 billion of its debt from 2022 out to 2024, 2025 and 2026. The Company also entered into new floating-to-fixed interest rate swaps.
  The Company remains focused on growing cash flow and deleveraging.

Earnings Conference Call

Scientific Games executive leadership will host a conference call on Thursday, March 1, 2018, at 10:00 a.m. EST to review the Company's fourth quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: +1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on www.scientificgames.com.

About Scientific Games
Scientific Games Corporation (NASDAQ: SGMS) is the world leader in offering customers a fully integrated portfolio of technology platforms, robust systems, engaging content and services. The Company is the global leader in technology-based gaming systems, digital real-money gaming and sports betting platforms, table games, table products and instant games, and a leader in products, services and content for gaming, lottery and social gaming markets. Scientific Games delivers what customers and players value most: trusted security, creative entertaining content, operating efficiencies and innovative technology. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

COMPANY CONTACTS
Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications
susan.cartwright@scientificgames.com

Investor Relations
Mike Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

All ® notices signify marks registered in the United States. © 2018 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements
In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming, data privacy, and environmental laws; legislative interpretation and enforcement, regulatory perception and regulatory risks with respect to gaming and sports wagering; reliance on technological blocking systems; expectations of shift to regulated online gaming or sports wagering; dependence upon key providers in our social gaming business; inability to win, retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems; reliance on or failures in information technology and other systems; security breaches and cyber-attacks, challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure to achieve the intended benefits of our acquisitions, including the NYX acquisition; the ability to successfully integrate our acquisitions, including the NYX acquisition; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other intangible assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including anti-corruption laws and fluctuations in foreign exchange rates, possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized (including as the result of a protest); restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the economic and political conditions in Greece; changes in tax laws or tax rulings (including the recent comprehensive U.S. tax reform) or the examination of our tax positions; dependence on key employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in debt agreements, including those that could result in acceleration of the maturity of our indebtedness; influence of certain stockholders, including decisions that may conflict with the interests of other stockholders; and stock price volatility.

Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels.

The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the directly comparable GAAP measure, which is further reconciled to operating income (loss) by business segment, as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; (2) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (3) change in fair value of investments (included in other expense, net); (4) interest expense; (5) income taxes (benefit) provision; (6) stock-based compensation; and (7) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of EBITDA of our equity investments.

AEBITDA Margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three- and twelve-month periods ended December 31, 2017 and 2016, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity method investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by AEBITDA (as defined above) for the trailing twelve- month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue:
Services	$ 387.7	$ 353.8	$ 1,522.7	$ 1,424.0
Product sales	284.2	257.9	978.6	896.2
Instant games	151.1	140.5	582.3	563.2
Total revenue	823.0	752.2	3,083.6	2,883.4

Operating expenses:
Cost of services (1)	109.5	102.2	417.2	396.5
Cost of product sales(1)	133.1	124.9	465.3	424.6
Cost of instant games(1)	72.3	72.4	282.1	285.2
Selling, general and administrative	167.7	137.0	613.1	577.0
Research and development	45.8	49.4	184.1	204.8
Depreciation, amortization and impairments	169.6	173.3	682.8	738.7
Goodwill impairment	-	69.0	-	69.0
Restructuring and other	27.8	36.3	45.9	57.0
Total operating expenses	725.8	764.5	2,690.5	2,752.8
Operating income (loss)	97.2	(12.3)	393.1	130.6
Other (expense) income:
Interest expense	(150.2)	(165.0)	(609.7)	(661.4)
Earnings (loss) from equity investments	6.6	(5.5)	26.7	13.0
(Loss) gain on debt financing transactions	-	-	(38.1)	25.2
Other (expense) income, net	(1.1)	5.5	0.2	13.9
Total other expense, net	(144.7)	(165.0)	(620.9)	(609.3)
Net loss before income taxes	(47.5)	(177.3)	(227.8)	(478.7)
Income tax benefit (provision)	4.4	66.5	(14.5)	125.0
Net loss	$ (43.1)	$ (110.8)	$ (242.3)	$ (353.7)

Basic and diluted net loss per share:
Basic	$ (0.48)	$ (1.26)	$ (2.72)	$ (4.05)
Diluted	$ (0.48)	$ (1.26)	$ (2.72)	$ (4.05)

Weighted average number of shares used in per share calculations:
Basic shares	89.7	87.7	89.1	87.3
Diluted shares	89.7	87.7	89.1	87.3

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	December 31,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$ 788.8	$ 115.1
Restricted cash	29.0	24.7
Accounts receivable, net	540.9	495.0
Notes receivable, net	143.5	125.4
Inventories	243.1	242.3
Prepaid expenses, deposits and other current assets	131.1	114.1
Total current assets	1,876.4	1,116.6

Restricted cash	16.3	17.1
Notes receivable, net	52.8	48.1
Property and equipment, net	568.2	612.2
Goodwill	2,956.1	2,888.4
Intangible assets, net	1,604.6	1,768.3
Software, net	339.4	409.1
Equity investments	253.9	179.9
Other assets	57.6	47.7
Total assets	$ 7,725.3	$ 7,087.4

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 40.3	$ 49.3
Accounts payable	190.4	188.9
Accrued liabilities	509.1	454.2
Total current liabilities	739.8	692.4

Deferred income taxes	73.1	70.2
Other long-term liabilities	203.1	235.6
Long-term debt, excluding current portion	8,736.3	8,024.9
Total stockholders' deficit	(2,027.0)	(1,935.7)
Total liabilities and stockholders' deficit	$ 7,725.3	$ 7,087.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$ (43.1)	$ (110.8)	$ (242.3)	$ (353.7)
Adjustments to reconcile net loss to net cash provided by operating activities	186.4	279.4	775.8	871.6
Changes in working capital accounts	(15.6)	(27.8)	(21.6)	68.5
Changes in deferred income taxes and other	(9.6)	(64.6)	(4.8)	(167.4)
Net cash provided by operating activities	118.1	76.2	507.1	419.0

Cash flows from investing activities:
Capital expenditures	(79.6)	(58.5)	(293.7)	(272.9)
Acquisitions of businesses, net of cash acquired	-	-	(57.7)	-
Distributions of capital from equity investments	10.2	1.3	34.1	25.3
Acquisitions and additions to equity method investments	(107.3)	(1.2)	(107.3)	(1.2)
Other	-	14.7	10.0	20.8
Net cash used in investing activities	(176.7)	(43.7)	(414.6)	(228.0)

Cash flows from financing activities:
Payments of long-term debt, net of proceeds from issuance of long-term debt	690.1	(17.2)	701.0	(139.7)
Payments of debt issuance and deferred financing costs	(6.4)	-	(58.7)	-
Payments on license obligations	(23.6)	(15.7)	(52.6)	(50.2)
Net redemptions of common stock under stock-based compensation plans and other	(6.8)	(1.4)	(9.5)	(6.1)
Net cash provided by (used in) financing activities	653.3	(34.3)	580.2	(196.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.3)	(3.8)	4.5	(4.9)
Increase (decrease) in cash, cash equivalents and restricted cash	594.4	(5.6)	677.2	(9.9)
Cash, cash equivalents and restricted cash, beginning of period	239.7	162.5	156.9	166.8
Cash, cash equivalents and restricted cash, end of period	$ 834.1	$ 156.9	$ 834.1	$ 156.9

Supplemental cash flow information:
Cash paid for interest	$ 151.9	$ 188.0	$ 575.0	$ 621.5
Income taxes paid	10.0	12.1	37.8	21.9
Distributed earnings from equity investments	12.9	9.7	33.2	26.4
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	-	-	6,030.4	-
Non-cash interest expense	3.8	10.1	21.2	40.4
Non-cash net additions to intangible assets related to license agreements	(2.1)	(13.0)	26.0	78.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 231.1	$ 43.3	$ 113.3	$ -	$ 387.7
Product sales	261.4	22.8	-	-	284.2
Instant games	-	151.1	-	-	151.1
Total revenue	$ 492.5	$ 217.2	$ 113.3	$ -	$ 823.0

Operating expenses:
Cost of services (1)	$ 36.9	$ 30.5	$ 42.1	$ -	$ 109.5
Cost of product sales (1)	116.1	17.0	-	-	133.1
Cost of instant games (1)	-	72.3	-	-	72.3
Selling, general and administrative	71.4	19.0	36.3	41.0	167.7
Research and development	35.9	0.7	8.8	0.4	45.8
Depreciation, amortization and impairments	131.7	12.9	10.0	15.0	169.6
Restructuring and other	2.9	6.8	0.6	17.5	27.8
Operating income (loss)	$ 97.6	$ 58.0	$ 15.5	$ (73.9)	$ 97.2

Other (expense) income:
Interest expense					$ (150.2)
Earnings from equity investments	$ 2.3	$ 4.3	$ -	$ -	6.6
Other (expense) income, net	1.6			(2.7)	(1.1)
Total other expense, net					$ (144.7)

Net loss before income taxes					$ (47.5)
Income tax benefit					4.4
Net loss					$ (43.1)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (43.1)
Restructuring and other (3)	$ 2.9	$ 6.8	$ 0.6	$ 17.5	27.8
Depreciation, amortization and impairments	131.7	12.9	10.0	15.0	169.6
Other expense, net				4.2	4.2
Interest expense					150.2
Income tax benefit					(4.4)
Stock-based compensation	1.7	1.2	0.8	3.0	6.7
EBITDA from equity investments (2)	2.3	15.7	-	2.1	20.1
Earnings from equity investments	(2.3)	(4.3)	-	-	(6.6)
Attributable EBITDA	$ 237.8	$ 94.6	$ 26.9	$ (34.8)	$ 324.5

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 237.8	$ 94.6	$ 26.9	$ (34.8)	$ 324.5
Revenue	$ 492.5	$ 217.2	$ 113.3	-	$ 823.0
Attributable EBITDA margin	48.3%	43.6%	23.7%		39.4%

(1) Exclusive of depreciation and amortization.
(2) The Company received $23.1 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 927.1	$ 167.8	$ 427.8	$ -	$ 1,522.7
Product sales	917.2	61.4	-	-	978.6
Instant games	-	582.3	-	-	582.3
Total revenue	$ 1,844.3	$ 811.5	$ 427.8	$ -	$ 3,083.6

Operating expenses:
Cost of services (1)	$ 144.8	$ 110.3	$ 162.1	$ -	$ 417.2
Cost of product sales (1)	420.0	45.3	-	-	465.3
Cost of instant games (1)	-	282.1	-	-	282.1
Selling, general and administrative	259.9	63.9	143.0	146.3	613.1
Research and development	144.9	7.1	29.8	2.3	184.1
Depreciation, amortization and impairments	520.8	50.1	26.3	85.6	682.8
Restructuring and other	7.7	5.9	2.2	30.1	45.9
Operating income (loss)	$ 346.2	$ 246.8	$ 64.4	$ (264.3)	$ 393.1

Other (expense) income:
Interest expense					$ (609.7)
Earnings from equity investments	$ 7.7	$ 19.0	$ -	$ -	26.7
Loss on debt financing transactions				(38.1)	(38.1)
Other (expense) income, net	6.3			(6.1)	0.2
Total other expense, net					$ (620.9)

Net loss before income taxes					$ (227.8)
Income tax provision					(14.5)
Net loss					$ (242.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (242.3)
Restructuring and other (3)	$ 7.7	$ 5.9	$ 2.2	$ 30.1	45.9
Depreciation, amortization and impairments	520.8	50.1	26.3	85.6	682.8
Other expense, net				8.6	8.6
Interest expense					609.7
Income tax provision					14.5
Stock-based compensation	6.8	4.7	4.8	10.9	27.2
Loss on debt financing transactions				38.1	38.1
EBITDA from equity investments (2)	7.8	57.2	-	2.1	67.1
Earnings from equity investments	(7.7)	(19.0)	-	-	(26.7)
Attributable EBITDA	$ 895.6	$ 364.7	$ 97.7	$ (133.1)	$ 1,224.9

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 895.6	$ 364.7	$ 97.7	$ (133.1)	$ 1,224.9
Revenue	$ 1,844.3	$ 811.5	$ 427.8	-	$ 3,083.6
Attributable EBITDA margin	48.6%	44.9%	22.8%		39.7%

(1) Exclusive of depreciation and amortization.
(2) The Company received $67.3 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended December 31, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 220.3	$ 41.9	$ 91.6	$ -	$ 353.8
Product sales	240.6	17.3	-	-	257.9
Instant games	-	140.5	-	-	140.5
Total revenue	$ 460.9	$ 199.7	$ 91.6	$ -	$ 752.2

Operating expenses:
Cost of services (1)	$ 39.6	$ 28.6	$ 34.0	$ -	$ 102.2
Cost of product sales (1)	112.4	12.5	-	-	124.9
Cost of instant games (1)	-	72.4	-	-	72.4
Selling, general and administrative	55.7	15.6	33.6	32.1	137.0
Research and development	37.9	4.6	5.1	1.8	49.4
Depreciation, amortization and impairments	135.3	16.3	3.7	18.0	173.3
Goodwill impairment	-	69.0	-	-	69.0
Restructuring and other	9.6	6.9	1.5	18.3	36.3
Operating income (loss)	$ 70.4	$ (26.2)	$ 13.7	$ (70.2)	$ (12.3)

Other (expense) income:
Interest expense					$ (165.0)
Earnings (loss) from equity investments	$ 3.2	$ (8.7)	$ -	$ -	(5.5)
Other expense, net				5.5	5.5
Total other expense, net					$ (165.0)

Net loss before income taxes					$ (177.3)
Income tax benefit					66.5
Net loss					$ (110.8)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (110.8)
Restructuring and other (3)	$ 9.6	$ 6.9	$ 1.5	$ 18.3	36.3
Goodwill impairment	-	69.0	-	-	69.0
Depreciation, amortization and impairments	135.3	16.3	3.7	18.0	173.3
Other expense, net				(4.0)	(4.0)
Interest expense					165.0
Income tax benefit					(66.5)
Stock-based compensation	1.7	1.3	0.8	8.0	11.8
EBITDA from equity investments (2)	2.1	11.8	-	-	13.9
Earnings (loss) from equity investments	(3.2)	8.7	-	-	5.5
Attributable EBITDA	$ 219.1	$ 79.1	$ 19.7	$ (24.4)	$ 293.5

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 219.1	$ 79.1	$ 19.7	$ (24.4)	$ 293.5
Revenue	$ 460.9	$ 199.7	$ 91.6	-	$ 752.2
Attributable EBITDA margin	47.5%	39.6%	21.5%		39.0%

(1) Exclusive of depreciation and amortization.
(2) The Company received $11.0 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Twelve Months Ended December 31, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 921.8	$ 169.4	$ 332.8	$ -	$ 1,424.0
Product sales	850.9	45.3	-	-	896.2
Instant games	-	563.2	-	-	563.2
Total revenue	$ 1,772.7	$ 777.9	$ 332.8	$ -	$ 2,883.4

Operating expenses:
Cost of services (1)	$ 165.1	$ 109.9	$ 121.5	$ -	$ 396.5
Cost of product sales (1)	390.6	34.0	-	-	424.6
Cost of instant games (1)	-	285.2	-	-	285.2
Selling, general and administrative	248.0	70.2	118.0	140.8	577.0
Research and development	157.2	11.5	28.3	7.8	204.8
Depreciation, amortization and impairments	585.2	66.5	14.9	72.1	738.7
Goodwill impairment	-	69.0	-	-	69.0
Restructuring and other	14.6	8.7	1.6	32.1	57.0
Operating income (loss)	$ 212.0	$ 122.9	$ 48.5	$ (252.8)	$ 130.6

Other (expense) income:
Interest expense					$ (661.4)
Earnings from equity investments	$ 4.7	$ 8.3	$ -	$ -	13.0
Gain on debt financing transactions				25.2	25.2
Other income, net				13.9	13.9
Total other expense, net					$ (609.3)

Net loss before income taxes					$ (478.7)
Income tax benefit					125.0
Net loss					$ (353.7)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (353.7)
Restructuring and other(3)(4)	$ 8.7	$ 8.7	$ 1.6	$ 35.8	54.8
Goodwill impairment	-	69.0	-	-	69.0
Depreciation, amortization and impairments	585.2	66.5	14.9	72.1	738.7
Other expense, net				(8.9)	(8.9)
Interest expense					661.4
Income tax benefit					(125.0)
Stock-based compensation	7.4	4.1	1.9	21.9	35.3
Gain on debt financing transactions				(25.2)	(25.2)
EBITDA from equity investments (2)	8.3	61.9	-	-	70.2
Earnings from equity investments	(4.7)	(8.3)	-	-	(13.0)
Attributable EBITDA	$ 821.6	$ 333.1	$ 66.9	$ (118.0)	$ 1,103.6

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 821.6	$ 333.1	$ 66.9	$ (118.0)	$ 1,103.6
Revenue	$ 1,772.7	$ 777.9	$ 332.8	-	$ 2,883.4
Attributable EBITDA margin	46.3%	42.8%	20.1%		38.3%

(1) Exclusive of depreciation and amortization.
(2) The Company received $51.7 million in cash distributions and return of capital payments from its equity investees.
(3) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.
(4) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017		2016

Net cash provided by operating activities(1)	$ 118.1	$ 76.2	$ 507.1		$ 419.0

Less: Capital expenditures	(79.6)	(58.5)	(293.7)		(272.9)
Add: Distributions of capital from equity investments	10.2	1.3	34.1		25.3
Less: Additions to equity method investments(2)	(15.4)	(1.2)	(15.4)		(1.2)
Less: Payments on license obligations	(23.6)	(15.7)	(52.6)	`	(50.2)

Free cash flow(3)	$ 9.7	$ 2.1	$ 179.5		$ 120.0

(1) The twelve months ended December 31, 2017 includes $18.6 million of cash payments for costs in the 2016 fourth quarter related to the business improvement initiative and $21.1 million of acquisition-related expenses.

(2) The three and twelve months ended December 31, 2017 includes $11.8 million in LNS contributions representing our first pro-rata concession funding payment. The line item is exclusive of $91.9 million related to acquisition of NYX non-controlling interest.

(3) The twelve months ended December 31, 2017 cash flows includes $57.7 million related to business acquisitions (DEQ, Spicerack, Lapis and Red7) and $58.7 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
EBITDA from equity investments(1):
Earnings (loss) from equity investments(2)	$ 6.6	$ (5.5)	$ 26.7	$ 13.0
Add: Income tax expense	2.5	1.1	7.2	8.3
Add: Depreciation and amortization	9.3	8.7	35.5	35.2
Add: Interest expense, net of other income	(0.4)	9.6	(4.4)	13.7
Add: Other(3)	2.1	-	2.1	-
EBITDA from equity investments	$ 20.1	$ 13.9	$ 67.1	$ 70.2

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, Hellenic Lotteries and NYX.

(2) Includes $11.3 million impairment charge recorded during the fourth quarter of 2016.
(3) Represents pro-rata EBITDA share related to NYX equity method investment for which fair value option accounting was elected.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NET DEBT LEVERAGE RATIO
(Unaudited, in millions, except for ratio)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2017	December 31, 2016

Net loss	$ (242.3)	$ (353.7)
Restructuring and other	45.9	54.8
Goodwill impairment	-	69.0
Depreciation, amortization and impairments	682.8	738.7
Other expense (income), net	8.6	(8.9)
Interest expense	609.7	661.4
Income tax provision (benefit)	14.5	(125.0)
Stock-based compensation	27.2	35.3
Loss (gain) on debt financing transactions	38.1	(25.2)
EBITDA from equity investments	67.1	70.2
Earnings from equity investments	(26.7)	(13.0)
Attributable EBITDA	$ 1,224.9	$ 1,103.6

Principal face value of debt outstanding	$ 8,869.4	$ 8,235.3
Less: cash and cash equivalents	788.8	115.1
Net debt	$ 8,080.6	$ 8,120.2
Net debt leverage ratio	6.6	7.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	December 31,	December 31,	September 30,
Gaming Revenue - Supplemental Revenue Metrics	2017	2016	2017
Revenue by Lines of Business:
Gaming operations revenue	$ 169.2	$ 172.6	$ 176.0
Gaming machine sales revenue	189.8	169.5	163.1
Gaming systems revenue	83.5	63.9	62.0
Table products revenue	50.0	54.9	53.5
Gaming revenue	$ 492.5	$ 460.9	$ 454.6

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue	$ 94.6	$ 98.2	$ 99.8
Other leased, participation and services revenue	74.6	74.4	76.2
Gaming operations revenue	$ 169.2	$ 172.6	$ 176.0

Gaming machine sales:
Gaming machine and other product sales revenue	$ 189.8	$ 169.5	$ 163.1

Gaming systems:
Hardware, software and services revenue	$ 56.1	$ 37.2	$ 34.9
Maintenance revenue	27.4	26.7	27.1
Gaming systems revenue	$ 83.5	$ 63.9	$ 62.0

Table products:
Table products sales revenue	$ 13.1	$ 23.9	$ 16.8
Installed base of table products revenue	36.9	31.0	36.7
Table products revenue	$ 50.0	$ 54.9	$ 53.5

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive and premium participation units:
Installed base at period end	20,642	21,465	21,061
Average daily revenue per unit	$ 49.29	$ 49.49	$ 51.59

Other participation and leased units:
Installed base at period end	48,259	47,474	48,633
Average daily revenue per unit	$ 14.20	$ 14.52	$ 14.64

Gaming Machine Sales
U.S. and Canadian new unit shipments	5,840	5,115	4,662
International new unit shipments	4,409	4,119	2,940
New unit shipments	10,249	9,234	7,602
Average sales price per new unit	$ 16,858	$ 16,268	$ 17,643

Lottery Revenue - Supplemental Revenue Metrics
Lottery Revenue:
Instant games revenue	$ 151.1	$ 140.5	$ 141.6
Services revenue	43.3	41.9	44.3
Product sales revenue	22.8	17.3	17.0
Lottery revenue	$ 217.2	$ 199.7	$ 202.9

Instant games revenue by geography:
United States	$ 97.5	$ 88.7	$ 102.9
International	53.6	51.8	38.7
Instant games revenue	$ 151.1	$ 140.5	$ 141.6

Services revenue by geography:
United States	$ 32.4	$ 29.7	$ 32.2
International	10.9	12.2	12.1
Services revenue	$ 43.3	$ 41.9	$ 44.3

Product sales revenue by geography:
United States	$ 1.3	$ 0.5	$ 2.3
International	21.5	16.8	14.7
Product sales revenue	$ 22.8	$ 17.3	$ 17.0

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (1)(2)	7.0%	1.3%	6.4%
Change in retail sales of U.S. lottery systems contract customers (1)(3)	1.5%	1.3%	5.8%
Change in Italy retail sales of instant games (1)	2.3%	-4.0%	4.8%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming B2C	$ 95.5	$ 74.8	$ 95.1
Other interactive B2B	17.8	16.8	16.3
Interactive revenue	$ 113.3	$ 91.6	$ 111.4

Interactive Revenue - Key Performance Indicators
Social gaming B2C:
Average monthly active users (4)	7.6	7.7	7.7
Average daily active users (5)	2.5	2.4	2.3
Average daily revenue per daily active user (6)	$ 0.42	$ 0.34	$ 0.45
Mobile penetration (7)	73%	70%	73%

(1) Information provided by third-party lottery operators.
(2) U.S. instant games customers' retail sales include only sales of instant games.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(4) Monthly Active Users (MAU) and is a count of unique visitors to our site during a month.
(5) Daily Active Users (DAU) and is a count of unique visitors to our site during a day.
(6) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(7) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.